OIL, GAS AND MINERAL LEASE



THIS AGREEMENT made this day of April 26, 1996, between MATTIE SUE WALKER 1992 INVESTMENT TRUST, Charlotte Walker Furman, Trustee of 2909
East 17th St., Odessa, Texas 79761
Lessor (whether one or more), and PILARES OIL & GAS, INC. 3241 S 1ST ABILENE, TEXAS 79605
Lessee, WITNESSETH:

1. Lessor in consideration of TEN DOLLARS Dollars ($10.00) in hand paid, of the royalties herein provided, and of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively unto Lessee for the purpose of investigating, exploring, prospecting, drilling and mining for and producing oil, gas and all other minerals, laying pipe lines, building tanks, power stations, telephone lines and other structures thereon to produce, save, take care of, treat, transport, and own said products, and housing its employees, the following described land in PECOS county, Texas, to-wit:

484.25 ACRES OUT OF SURVEY 9 A-4884 CERT 1598, BLK 182 T.C.R.R. CO. 483.1 ACRES OUT OF SURVEY 16 CERT 1598, BLK 1821 T.C.R.R. CO. A-5450 817. 07 ACRES OUT OF SURVEY SF 14162 J.N. MONTGOMERY A-9333 (WEST) 722 ACRES OUT OF SURVEY 24 BLK-170 T.C.R.R. CO. 570.67 ACRES OUT OF SURVEY 23, BLK 170 T.T.R.R. CO. A-4223 640 ACRES OUT OF SURVEY 20, BLK 170 T.T.R.R. CO.

and containing 3,717.09 acres more or less. In the event a resurvey of said lands shall reveal the existence of excess and/or vacant lands lying adjacent to the land above described and the lessor, his heirs, or assigns, shall, by virtue of his ownership of the lands above described, have preference right to acquire said excess and/or vacant lands, then in that event this lease shall cover and include all such excess and/or vacant lands which the lessor, his heirs, or assigns, shall have the preference right to acquire by virtue of his ownership of the lands above described as and when acquired by the lessor; and the lessee shall pay the lessor for such excess and/or vacant leads at the same rate per acre as the cash consideration paid for the acreage hereinabove mentioned.

2. Subject to the other provisions herein contained, this lease shall be for a term of ten years from this date (called "primary term") and as long thereafter as oil, gas or other mineral is produced from said land hereunder.

3. The Royalties to be paid Lessor are (a) on oil, one-eighth of that produced and saved from said land, the same to be delivered at the wells or to the credit of Lessor into the pipe line to which the wells may be connected: Lessee may from time to time purchase any royalty oil in its possession, paying the to market price therefor prevailing for the field where produced on the date of purchase: (b) on gas, including casinghead gas or other gaseous substance, produced from said land and sold or used off the promises or in the manufacture of gasoline or other product therefrom, the market value at the well of one-eighth of the gas so sold or used, provided that on gas sold at the wells the royalty shall be one-eighth of the amount realized from such sale; where gas from a well producing gas only is not sold or used. Lessee may pay as royalty
$50.00 per well per year, and upon such payment it will be considered that gas is being produced within the meaning of Paragraph 2 hereof; and (c) all other minerals mined and marketed, one-tenth either in kind or value at the well or mine, at Lessee's election, except that on sulphur the royalty shall be fifty cents (50c) per long ton.
Lessee shall have free use of oil, gas, coal, wood and water from said land, except water from Lessor's wells, for all operations hereunder, and the royalty on oil, gas and coal shall be computed after deducting any so used. Lessor shall have the privilege at his risk and expense of using gas from any gas well on said land for stoves and inside lights in the principal dwelling thereon out of any surplus gas not needed for operations hereunder.

4. If operations for drilling are not commenced on said land on or before one Year from this date the lease shall then terminate as to both parties unless on or before such anniversary date Lessee shalt pay or tender to Lessor or to the credit of Lessor in _______ Bank at _________ (which bank and its successors are Lessor's agent and shall continue as the depository for all rentals payable hereunder regardless of changes in ownership of said land or the rentals) the sum of SEVEN THOUSAND FOUR HUNDRED THIRTY-FOUR AND 18/100 Dollars
(herein called rental), which shall cover the privilege of deferring commencement of drilling operations for a period of twelve (12) months.
In like manner and upon like payments or tenders annually the commencement of drilling operations may be further deferred for successive periods of twelve (12) months each during the primary term. The payment or tender of rental may be made by the check or draft of Lessee mailed or delivered to said bank on or before such date of payment if such bank (or any successor bank) should fail, liquidate or be succeeded by another bank, or for any reason fall or refuse to accept rental. Lessee shall not be held in default for failure to make such payment or tender of rental until thirty (30) days after Lessor %hall deliver to Lessee a proper recordable instrument, naming another bank as agent to receive such payments or Lenders. The down cash pay Is consideration for this lease according to Its terms and shall not be allocated to were rental for a period. Lessee may at any time execute and deliver to Lessor or to the depositors above named or place of record it release or releases covering any portion or portions of the above described premises slid then by surrender this lease as to such portion or portions and be relieved of all obligations an to the acreage surrendered. and thereafter the rentals payable hereunder shelf be reduced at the proportion that the acreage covered hereby is reduced by said release or releases. In this connection the above described premises shall be treated as comprising 3717.09 acres whether there be more or less.

5. If prior to discovery of oil or gas on said land Lessee should drill a dry hole or holes thereon, or if after discovery of oil or gas the production thereof should cease from any cause, this lease shall not terminate if Lessee commences additional drilling or re-working operations within sixty (60) days thereafter or (if it be within the primary term) commences or resumes the payment or tender of rentals on or before the rental paying date next ensuing after the expiration of three months from date of completion at dry hole or creator of production.
If at the expiration of the primary term oil, gas or other mineral is not being produced on said land but Lessee is then engaged in drilling or re-working operations thereon, the lease shall remain in force so long as operations are prosecuted with no cessation of more the than 90 consecutive days, and if they result in the production of oil, gas or other minerals so long thereafter as oil, gas or other mineral is produced from said land.
In the event a well or wells producing oil or was in paying quantities should be brought in on adjacent land and within one hundred fifty (150) feet of and draining the leased premises. Lessee agrees to drill such offset wells as a reasonably prudent operator would drill under the same or similar circumstances.

6. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land. Including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or barn now on said land without Lessor's consent.

7. The rights or either party hereunder may be assigned in whole or in part and the provisions hereof shall extend to the heirs, successors and assigns, but no chance or divisions in ownership of the land, rentals, or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee. No sale or assignment by Lessor shall be binding on Lessee until Lessee shall be furnished with it certified copy of recorded instrument evidencing same. In event of assignment of this lease as to a segregated portion of said land, the rentals payable hereunder shall be apportionable as between the several leasehold owners ratably according to the surface area of each, and default in rental payment by one shall not affect the rights of other leasehold owners hereunder. If six or more parties become entitled to royalty hereunder, Lessee may withhold payment thereof unless and until furnished with a recordable instrument executed by all such parties designating an agent to receive payment for all.

8. [OMITTED]

9. Lessor hereby warrants and agrees to defend the title to said land and agrees that Lessee at its option may discharge any tax, mortgage or other lien upon said land and in event Lessee does so, it shall be subrogated to such lien with the right to enforce same and apply rentals and royalties accruing hereunder toward satisfying same. Without impairment of Lessdee's rights under the warranty in event of failure of title, it is agreed that if Lessor ownds an interest in said land less than the entire fee simple estate, then the royalties and rentals to be paid Lessor shall be reduced proportionately.

10. If any operation permitted or required hereunder, or the performance by Lessee of any covenant, agreement or requirement hereof is delayed or interrupted directly or indirectly by any past or future acts, orders, regulations or requirements of the Government of the United States or of any state or other governmental body, or any agency, officer, representative or authority of any of them, or because of delay or inability to get materials, labor, equipment or supplies, or on account of any other similar or dissimilar cause beyond the control of Lessee, the period of such delay or interruption shall not be counted against the Lessee, and the primary term of this lease shall automatically be extended after the expiration of the primary term set forth in
Section 2 above, so long as the cause or causes for such delays or interruptions continue and for a period of six (6) months thereafter; and such extended term shall constitute and shall be considered for the purpioses of this lease as a part of the primary term hereof. The provisions of Section 4 hereof, relating to the payment of delay rentals shall in all things be applicable to the primary term as extended hereby just as if such extended term were a part of the original primary term fixed in Section 2 hereof. The Lessee shall not be liable to Lessor in damages for failure to perform any operation permitted or required hereunder or to comply with any covenant, agreement or requirement hereof during the time Lessee is relieved from the obligationsd to comply with such covenants, agreements or requirements.

11. Further provisions of this Lease are set forth in the attached "Addendum to Lease."

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

MATTIE SUE WALKER 1992 INVESTMENT TRUST

By:/s/Charlotte Walker Furman
Charlotte Walker Furman, Trustee

Witnesses:

/s/Jimmie B. Todd

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SINGLE ACKNOWLEDGMENT

THE STATE OF TEXAS )
COUNRY OF          )

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared CHARLOTTE WALKER FURMAN, Trustee of the MATTIE SUE WALKER 1992 INVESTMENT TRUST known to me to be the person whose name subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 26th day of April A.D. 1996

ELIZABETH K. HARVEY)     /s/Elizabeth K. Harvey
Notary Public)
State of Texas)
My Commission Expires 01/27/97)

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                              ADDENDUM TO LEASE

ATTACHED TO AND MADE A PART OF THAT CERTAIN OIL, GAS AND MINERAL LEASE DATED APRIL 26,1996, BY AND BETWEEN THE MATTIE SUE WALKER 1992 INVESTMENT TRUST, LESSOR, AND PILARES OIL & GAS, INC., LESSEE.

1. Lessee and/or its employees and agents shall have the exclusive right to enter on said lands, or any portion thereof, for the purpose of conducting seismic survey(s) and/or other geophysical explorations ("Survey"). The "Survey" shall consist of conducting geophysical operations over and across the said lands that Lessee, in its sole discretion, shall determine and deem reasonable and necessary subject to the terms and conditions set out herein.

2. The consideration for the execution of this lease shall be $5.00 per net surface acre of the said lands owned by Lessor.

3. Lessor agrees that the payment of the consideration hereinabove recited includes and is accepted by Lessor as payment for damages if any, to the described lands resulting from said seismic operations except however, for any damages that may result from Lessee, its assigns or agent's negligence, and except for damages, if any, to growing crops on the lands hereinabove described will be paid to Lessor by Lessee based upon the reasonable market value thereof assuming the harvest of a normal crop. Upon receipt of payment, as set forth hereinabove, Lessor, Lessor's heirs, successors, and assigns, shall forever remise, release, acquit, and discharge Lessee, Lessee's affiliates, Lessee's agents, and independent contractors hired by Lessee from and all manner of action and actions, cause and causes of action, suits, claims, and damages that may arise as a result of geophysical operations being conducted by the same.

4. Lessee shall at all times use reasonable care in all of its operations on the leased premises to prevent injury or damage to the cattle, livestock, building or other property of Lessor or Lessor's tenant situated on the surface of said land, or Lessor's water wells and without limitation, all other property of Lessor situated on the surface of the leased premises resulting from Lessee's operations on the leased premises.

5. Notwithstanding anything herein to the contrary, it is agreed and understood that the lease premises shall not be pooled with any acreage not owned by Lessor without Lessor's consent unless it is necessary to comply with the spacing regulations or unit regulations of the Railroad Commission of Texas or other governmental, authority having jurisdiction, so as to permit the drilling of a well, or the production of a well, on the lease premises or upon adjacent acreage not covered by this lease, therefore not requiring Lessor's consent.

6. It is agreed and understood that the term of 'ten (10)" years as set out in Paragraph No. 2 of this lease is changed to read "five (5)" years.

7. Notwithstanding anything in this lease to the contrary royalty on oil and gas, shall be twenty percent (20%) of oil and gas produced and saved under the terms of this lease, and wherever in Paragraph No. 3 of this lease the fraction one-eighth (1/8) appears, same shall be deemed to read twenty percent (20%).

8. (a) Notwithstanding any provision herein to the contrary, it is agreed that at the end of the "primary term" of this lease, this lease shall terminate insofar as it pertains to all lands not then included in the proration unit of a producing well as designated by Lessee in accordance with the spacing regulations of the Railroad Commission of Texas, provided that the proration unit of a producing well shall never be designated to consist of more than the smallest number of acres necessary to obtain the maximum allowable for such well under applicable rules and orders of the Railroad Commission.
Lessee agrees to file for record a release covering those lands so terminated. Notwithstanding the termination of this lease as to a portion of the lands described above, if any Lessee shall continue to have the right of ingress and, egress on all of said lands for all purposes described and allowed under the terms of this lease as necessary to Lessee's continuing operations on the lands remaining under this lease together with easements, rights-of-way roads, pipelines and other, facilities on, over and across all the lands originally covered by this lease for access to and from the lands still subject to this lease and for the gathering or transportation of oil, gas and associated hydrocarbons produced from tile retained lease premises.

(b) If after the expiration of tile primary term, production from any well should cease for any cause, this lease shall not terminate as to that portion of the leased premises included in a proration unit for such well if reworking operations are commenced within (90) days or actual drilling operations are commenced within one hundred twenty (120) days from that date such well ceased to produce and such operations are conducted continuously with no cessation greater than this (30) days, and upon the termination of such (30) day term upon which no operations have been conducted and no oil and gas, or either of them is being produced in paying quantities, this lease shall terminate as to that portion of the leased premises included in the proration unit for such well upon which operations were so conducted.

(C) The right of continuous development provided for herein below shall be commenced solely at Lessee's option and the actual date for commencement of said continuous development shall be determined as follows. If Lessee has drilled a dry hole on the leased premises within sixty (60) days prior to the end of the primary term, the commencement date of the continuous development shall be ninety (90) days from the date such well was plugged and abandoned. If Lessee has completed a well on the leased premises capable of producing oil and gas and other hydrocarbons produced with oil and gas in commercial quantities prior to the end of the primary term, then the commencement date of the continuous development shall be ninety (90) days after the primary term. In the event a well has not been completed on the leased premises prior to the end of the primary term, and no dry hole has been drilled as provided above, then in order to commence the continuous development Lessee must commence operations for drilling on the leased premises before the end of the primary term. Once the continuous development has commenced this lease shall remain in full force and effect as to the lands as long as Lessee drills, or causes to be drilled, wells on the leased premises with a lapse of not more than ninety (90) days between the completion or abandonment of one well and the commencement of operations for drilling of the next well. For the purposes of interpretation of this provision a well shall be deemed to be commenced on that date actual drilling first occurs for such well, and the completion or abandonment date of a sell shall be deemed to be on that date the official Texas Railroad Commission potential test occurs or that date that actual plugging occurs for such well, but in no event more than one hundred twenty (120) days following the commencement of actual drilling of such well.

(d) It is understood and agreed that should Lessee fail to commence timely the continuous development or if at any time said maximum time for commencement of operations for drilling a well under the continuous development should expire without the commencement of operations for drilling of any such additional well then it shall be considered that such continuous development was discontinued at the expiration of said period. The only penalty to Lessee for the discontinuance of such continuous development shall be the termination of this lease, save and except as to all acreage which is included in proration units allocated to either wells which are capable of producing oil, gas and other minerals in commercial quantities or wells upon which Lessee is then conducting operations to establish or restore oil and/or gas production.

9. Notwithstanding anything herein to the contrary, Lessee shall have the right of ingress and egress to and from the lease premises across any land now or hereafter owned by Lessor, their heirs, successors or assigns solely to the extent necessary to the operations of any lands covered by this lease. Such ingress and egress shall be along such routes as Lessor and Lessee shall mutually agree upon.

10. Lessee agrees to pay to Lessor surface damages in the amount of $2,000.00 for each location drilled hereunder in proportion to Lessor's surface ownership of said lands. Lessee shall pay such surface damages to the surface owner(s)( in proportion to such ownership, as determined by public record.

11. Lessor reserves the right to restrict Lessee's use of Lessor's above ground water for drilling purposes. However, should Lessee accept Lessor's offer to use such above ground water, then Lessee shall pay Lessor and the other surface owners their proportionate part of an amount equal to twenty cents ($0.20) per foot drilled in Lessee's well. Upon the termination of this Lease, any water well drilled and constructed on the premises for the purposes of providing water for operations shall become the property of Lessor.

12. Prior to the construction of any road on said property, Lessee shall first advise Lessor of the- specific location or route thereof and obtain Lessor's consent, which consent will not be unreasonably withheld. In the event an existing road cannot be used to afford access by Lessee to a part of the subject land (which access is necessary to Lessee's operations thereon) and Lessee must construct an access road, it is agreed that any such road shall be constructed and over such a route to minimize any interference with Lessor's farming or other operations on the surface of such land. Lessee shall install an adequate culvert system to facilitate drainage under the road or through canals. Any access road not otherwise maintained by the county or other governmental entity, whether existing or newly constructed, shall be maintained in a workmanlike manner and at the expense of Lessee, including but not limited to the installation of rock or other suitable material necessary to inhibit erosion and promote access. At such time said road is no longer necessary for the purpose for which it was constructed (but in no event later than the termination of Lessee's activity at the site to be accessed by such road), Lessee shall advise Lessor that Lessee no longer intends to use such road, and (unless directed otherwise in writing by Lessor) properly restore the surface of said land.

13. At the end of each drilling operation the Lessee shall proceed with reasonable diligence to restore the surface of the leased premises to as near its original condition as practicable, including the leveling of all slush pits, excavations and ruts.

14. This lease including the Exhibit(s) attached hereto constitutes the entire understanding between Lessor and Lessee with respect to the subject matter hereof and supersedes all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter. No representation, warranty, covenant, agreement, promise, inducement, or statement, whether oral or written, has been made by Lessor or Lessee and relied upon by the other that is not set forth herein or in any instrument referred to herein, and neither Lessor nor Lessee, its agents or independent contractors hired by Lessee shall be bound or liable for any alleged representation, warranty, covenant, agreement, promise, inducement, or statement not so set forth.

END OF EXHIBIT

SIGNED FOR IDENTIFICATION:

/s/Charlotte Walker Furman